Exhibit 5.1
July 8, 2011
HollyFrontier Corporation
2828 N. Harwood Street, Suite 1300
Dallas, TX 75201

Re: Registration Statement on Form S-8 with respect to the HollyFrontier Corporation Omnibus Incentive Compensation Plan
Ladies and Gentlemen:
     We have acted as counsel for HollyFrontier Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933 (the “Securities Act”) of 3,724,255 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, which may be issued by the Company from time to time in accordance with the terms of the HollyFrontier Corporation Omnibus Incentive Compensation Plan (the “Plan”), pursuant to a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on July 8, 2011.
     In rendering the opinion set forth below, we have reviewed and relied upon such certificates, corporate documents and records as we have deemed relevant for the purposes of rendering such opinion, including copies of the Plan, the Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof, the Amended and Restated Bylaws of the Company, as in effect on the date hereof, records of the corporate proceedings with respect to the approval of the Plan, and the Registration Statement. As to any facts material to our opinion set forth below, we have made no independent investigation or verification of such facts and have relied, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
     We have assumed (a) the legal capacity of all natural persons signing any documents reviewed by us, (b) the genuineness of all signatures on all documents examined by us, (c) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (d) the authenticity of all documents submitted to us, (e) the conformity to authentic original documents of all documents submitted to us as copies and (f) that all information contained in all documents reviewed by us is true, correct and complete. In addition, we have assumed that the Shares will be issued in accordance with the terms of the Plan and in compliance with applicable federal and state securities laws.
     Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, it is our opinion that the Shares have been duly authorized and, when issued by the Company in accordance with the terms of the Plan and the agreements and instruments contemplated thereby, will be validly issued, fully paid and non-assessable.
     The foregoing opinion is limited in all respects to the federal laws of the United States of America and the General Corporation Law of the State of Delaware, which includes the statutory provisions as well as all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and we do not express any opinion as to the laws of any other state or jurisdiction.
     We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinion expressed herein is rendered as of the date hereof, and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the

Vinson & Elkins LLP Attorneys at Law
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date hereof. In addition, the opinion expressed herein is rendered only to you in connection with the Registration Statement and may not be relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation or for any other purpose.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.